Exhibit 10.1

TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT (this “Agreement”) is entered into on May 12, 2026 (the “Effective Date”) by and among Allogene Therapeutics, Inc. (“Allogene”), Overland Therapeutics (SH) Co. Ltd. (formerly known as Allogene Overland BioPharm (PRC) Co., Limited) (“OT PRC” or “Licensee”), and Overland Therapeutics Inc. (formerly known as Allogene Overland BioPharm (CY) Limited) (“OT Cayman”) (collectively the “Parties” and each a “Party”). Capitalized terms not defined herein shall have the meanings ascribed to them in the License Agreement.
WHEREAS, the Parties intend to terminate the Exclusive License Agreement dated December 14, 2020 entered into by and between Allogene and OT Cayman and subsequently assigned by OT Cayman to Overland Therapeutics (HK) Limited (formerly known as Allogene Overland BioPharma (HK) Limited (“OT HK”), and then by OT HK to OT PRC (as it may be amended, restated and/or supplemented from time to time in accordance with its terms, the “License Agreement”).
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the Parties contained herein, the Parties agree as follows:
1.Termination of the License Agreement.
In consideration of the mutual promises and releases herein contained, the Parties hereby acknowledge and agree by mutual consent that the License Agreement was terminated with effect from the Effective Date without the need for any further action on the part of any of the Parties. For clarity, the Parties’ rights and obligations under Sections 3.9, 11.1, 12.3, 12.4 and 12.5 and Article 9 of the License Agreement shall survive termination of the License Agreement.
2.Waivers and Releases.
In consideration of the mutual promises and releases herein contained, each Party does hereby with effect from the Effective Date, fully and forever release and discharge other Party, its affiliates and their respective successors, assigns, directors, officers, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages. judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, arising from or in connection with the License Agreement, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted; provided, however, that such release shall not affect the rights and obligations of the Parties under this Agreement.

3.Miscellaneous.
(a)Governing Law. This Agreement shall be governed by and construed under the laws of New York, without regard to principles of conflict of laws thereunder.
(b)Dispute Resolution. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, interpretation, performance, breach, termination or validity thereof, shall be finally resolved by arbitration administered by International Court of Arbitration of the International Chamber of Commerce (the “ICC”) in accordance with the ICC Administered Arbitration Rules then in force. The seat of the arbitration shall be New York.
(c)Confidentiality. Except otherwise agreed by the Parties, the terms and conditions of this Agreement or even the existence of this Agreement (collectively, the “Confidential Information”), shall not be disclosed by (a) any press release or public announcement, or (b) otherwise by any of the Parties to any other person except that (i) each Party, as appropriate, may disclose any of the Confidential Information to its current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons are under appropriate nondisclosure obligations; and (ii) if any Party is requested or required or becomes legally compelled (including without limitation, pursuant to securities laws or the rules or requests from a stock exchange on which such Party is listed) to disclose the existence or content of any of the Confidential Information in contravention of this Section 3(c) hereof, such Party shall promptly provide the other Party with written notice of that fact. All press releases or other public communications relating to the termination of the License Agreement and/or this Agreement, and the method of the release for publication thereof, shall be subject to the prior mutual approval of Allogene and the Licensee.
(d)Within thirty (30) days following the Effective Date (or such longer period as may be agreed in writing by Allogene), each of the Licensee, OT HK and OT Cayman shall, and shall cause their respective Affiliates, and their and their Affiliates’ respective officers, directors, employees, agents, consultants and representatives (collectively, “OT Persons”) to, destroy all documents, materials, data, and other tangible or intangible property containing, reflecting, or derived from any Confidential Information of Allogene or its Affiliates in the possession or control of any OT Person, including all copies, extracts, summaries, and derivatives thereof, whether in physical, electronic, or other form. Notwithstanding the foregoing, no Party shall be required to delete or destroy Confidential Information to the extent such information is stored in automatic backup systems or archived records maintained in accordance with such Party’s standard document retention policies, provided that such information is not readily accessible in the ordinary course of business and continues to be subject to the confidentiality obligations set forth herein. No later than thirty (30) days following the Effective Date (or such longer period as may be agreed in writing by Allogene), the Licensee shall provide Allogene with a written confirmation that all such Confidential Information has been destroyed by the OT Persons in accordance with this Section 3(d).
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as a deed as of the date first above written.

Company:

SIGNED AND DELIVERED as a deed in the name of ALLOGENE THERAPEUTICS, INC.
/s/ David Chang Name: David Chang Title: President, Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have executed this Agreement as a deed as of the date first above written.

SIGNED AND DELIVERED as a deed in the name of OVERLAND THERAPEUTICS INC.
/s/ Ed Zhang Name: Ed Zhang Title: CEO

IN WITNESS WHEREOF, the undersigned have executed this Agreement as a deed as of the date first above written.

SIGNED AND DELIVERED as a deed in the name of OVERLAND THERAPEUTICS (SH) CO. LTD.
/s/ Ed Zhang Name: Ed Zhang Title: CEO